Exhibit 1.1

9,000,000 Shares of Common Stock and

Warrants to Purchase 9,000,000 Shares of Common Stock

Quest Resource Holding Corporation

Underwriting Agreement

September 19, 2014

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Ladies and Gentlemen:

Quest Resource Holding Corporation, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriter or underwriters, as the case may be, named in Schedule I hereto (each, an “Underwriter” and, collectively, the “Underwriters;” in the event that only a sole Underwriter is named on Schedule I hereto, then all references to “Underwriters” shall be deemed to mean and refer to such sole Underwriter), for whom Maxim Group LLC (“Maxim”) is acting as the representative (the “Representative”), an aggregate of 9,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), warrants to purchase an aggregate of 9,000,000 shares of Common Stock at an exercise price equal to $2.50 per share (each a “Firm Warrant” and collectively, the “Firm Warrants”) and, at the election of the Underwriters, up to 700,000 additional shares (the “Optional Shares”) of the Company’s Common Stock (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”) and/or additional warrants to purchase up to 700,000 shares of Common Stock at an exercise price equal to $2.50 per share (the “Optional Warrants” and, collectively with the Firm Warrants, the “Warrants”). Each Share shall be accompanied by a Warrant, with each Warrant being exercisable for the purchase of one share of Common Stock; however, the Underwriters may purchase Optional Warrants without purchasing a comparable number of Optional Shares solely to stabilize the price of the Common Stock in the market.

1. The Company represents and warrants to each of the several Underwriters, as of the date hereof and as of each Time of Delivery referred to and as defined in Section 4(a) hereof (each such date, a “Representation Date”), and agrees with each of the several Underwriters, as follows:

(a)          (i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-3 (File No. 333-198373) including a prospectus (the “Base Prospectus”) for the registration of the Shares and Warrants under the Securities Act of 1933, as amended (the “1933 Act”), which Registration Statement, as so amended prior to the Applicable Time (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. At the time of such filing, the Company met the requirements of Form S-3 under the 1933 Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies with said rule. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” The Base Prospectus and each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a “Preliminary Prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”

(ii) In the event that the Company shall file a registration statement pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”) in connection with the offering of the Shares and Warrants, then, from and after the date of such filing, all references herein to the “Registration Statement” shall be deemed to mean and include such Rule 462(b) Registration Statement, unless otherwise expressly stated or the context otherwise requires.

(iii) Any references in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be.

(iv) All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The Prospectus delivered to the Underwriters for use in connection with the offering of the Shares and Warrants was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

(v) All references in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document via EDGAR after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the Prospectus, as the case may be, which is incorporated by reference therein.

(vi) All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, pursuant to Rule 430 of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

(vii) At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Schedule III, the “Pricing Disclosure Package”): a Preliminary Prospectus dated September 18, 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto.

(b) At the time of the filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and Warrants, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act. The Company has paid the registration fee for this offering pursuant to Rule 457 under the 1933 Act.

(c) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission or any state regulatory authority, and any request on the part of the Commission for additional information with respect to the Registration Statement has been satisfied.

(d) Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the 1933 Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at each Time of Delivery (as defined in Section 4(a) of this Agreement), complied and will comply in all material respects with the applicable requirements and provisions of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the 1933 Act Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period (as defined in Section 5(e) of this Agreement), and at each Time of Delivery, complied and will comply in all material respects with the applicable requirements and provisions of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this subsection (d) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the General Disclosure Package or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 8(a)).

(e) The Prospectus, as of the Applicable Time, when considered together with the public offering price per Share and per Warrant, and the number of Shares and Warrants offered, each as set forth on the cover page of the Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Shares and Warrants, does not conflict with the information contained in the Registration Statement or the Prospectus and each such Issuer-Represented Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty set forth in this Subsection (e) shall not apply to statements or omissions made in the Prospectus or in any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with the Underwriters’ Information. Each Issuer-Represented Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, the other conditions to use thereof as set forth in Rules 164 and 433 under the 1933 Act.

As used in this Section 1 and elsewhere in this Agreement:

“Applicable Time” means 6:00 a.m. (New York City time) on September 19, 2014 or such other date or time as agreed by the Company and the Representative.

“General Disclosure Package” means (i) the Prospectus, (ii) Issuer-Represented General Use Free Writing Prospectuses and (iii) any other Issuer-Represented Free Writing Prospectuses that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares and Warrants (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a road show “that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares and Warrants or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule III hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

“Prospectus” means the final prospectus relating to the Shares and Warrants and the offering thereof in the form first furnished to the Underwriters for use in connection with the offering of the Shares and Warrants, including the Base Prospectus.

(f) Neither the Company nor any of its Subsidiaries (as hereinafter defined) has sustained, since the respective dates as of which information is presented in the Registration Statement, the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company or any of its Subsidiaries (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company or any of its Subsidiaries, and (C) except as disclosed in the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(g) The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and, to the knowledge of the Company, good and marketable title to all personal property owned by such entity, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus and except where the failure to have such good and marketable title could not be expected to have a Material Adverse Effect; and any real property and personal property held under lease by the Company or any of its Subsidiaries are held by such entity under valid, subsisting and enforceable leases.

(h) The Company and each of its Subsidiaries have been duly incorporated and are validly existing and in good standing under their respective jurisdictions of organization, with power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, and have been duly qualified as a foreign corporation for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification or are subject to no liability or disability by reason of failure to be so qualified in any such other jurisdiction, except in each case, for those failures to be so incorporated, validly existing, qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(i) The name, state of organization and parent company of each of the Company’s subsidiaries (the “Subsidiaries”) are set forth on Schedule IV hereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the

Company does not own or control, directly or indirectly, any corporation, association or other entity that is “significant” to the Company within the meaning of Rule 1-02(w) of Regulation S-X.

(j) The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization;” all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable federal and all state securities laws and none of those shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to the extent any such rights were not waived; the Shares and Warrants have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares and Warrants is not subject to any preemptive rights, rights of first refusal or other similar rights; and no holder of any Shares, Warrants or any shares of Common Stock is or will be subject to personal liability by reason of being such a holder. The Shares and Warrants will conform to the description of the capital stock contained in the General Disclosure Package and the Prospectus.

(k) The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized for issuance, conform to the description thereof in the Registration Statement and in the Prospectus Supplement and have been validly reserved for future issuance and will, upon exercise of the Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or similar rights to subscribe for or purchase securities of the Company. The issuance of such securities is not subject to any statutory preemptive rights under the laws of the State of Nevada or the Company’s organization documents as in effect at the time of issuance, rights of first refusal or other similar rights of any security holder of the Company (except for such preemptive or contractual rights as were waived).

(l) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company (other than this Agreement) and (B) other than in connection with the Company’s April 2014 private placement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person as part of this offering.

(m) This Agreement and the Warrants have been duly authorized, executed and delivered by the Company, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as to rights to indemnity hereunder may be limited by federal or state securities laws and except as to such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(n) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the issuance and sale of the Shares and Warrants by the Company, the execution, delivery and performance of this Agreement and the Warrants by the Company, compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the sale of the Shares and Warrants as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) do not and will not contravene, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, the “Agreements and Instruments”), nor will any such action (A) contravene, conflict with or constitute a breach or violation of any of the terms or provisions of (i) the certificate or articles of incorporation or other organizational documents, as applicable, or by-laws of the Company or any of its Subsidiaries, or (ii) any law, statute, order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, except, in each case under provision (A)(ii) of this Subsection (m), for any default, violation or event that (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect, or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any of its Subsidiaries pursuant to, any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issuance and sale of the Shares and Warrants or the consummation by the Company of the transactions contemplated by this Agreement, except as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares and Warrants by the Underwriters and the notification related to the listing of the Shares on The Nasdaq Capital Market. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(o) Neither the Company nor any of its Subsidiaries is (A) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, as applicable, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B), as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) The statements set forth in the Prospectus insofar as they purport to constitute a summary of the terms of the Shares and Warrants, the Company’s capital stock or certain provisions of the Company’s charter and by-laws or applicable law, are accurate and complete in all material respects.

(q) The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act (as hereinafter defined), and, at such time, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(r) The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and present fairly the financial condition of the Company at the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act Regulations and Item 10 of Regulation S-K of the 1933 Act Regulations (as hereinafter defined) to the extent applicable.

(s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “1934 Act”)). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s chief executive officer and its chief financial officer by others within the Company to allow timely decisions regarding disclosures.

(u) Neither the Company nor any of its Subsidiaries is subject or party to, and has not received any notice or advice that it may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, and is not a party to any commitment letter or similar undertaking to, and is not subject to any directive by, and has not been a recipient of any supervisory letter from, or adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries which is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries, including, but not limited to, any federal, state, local or foreign agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(v) The Company and each of its Subsidiaries has conducted and is conducting its respective business in material compliance with all federal, state, local and foreign laws, rules and regulations applicable to it, and the Company and each of its Subsidiaries is conducting its respective business in material compliance with all judgments, decisions, directives, orders and decrees of any Governmental Entity and any other applicable federal, state, local or foreign regulatory authority.

(w) Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the Company’s knowledge, threatened by Governmental Entities or threatened by others, to which the Company or any of its Subsidiaries is a party or of which any property or asset of the Company or any of its Subsidiaries is the subject (A) that are required, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or (B) which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no such contracts or documents of the Company or any of its Subsidiaries that are required, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not otherwise described therein.

(x) The Company and each of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the respective businesses now operated by the Company and each of its Subsidiaries as the case may be, except in each case where the failure to have such authorization could not reasonably be expected to have a Material Adverse Effect; the Company and each of its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except in each case where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(y) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) each of the Company and each of its Subsidiaries is in compliance with, and not subject to any known liability under applicable Environmental Laws (as defined below), (B) each of the Company and each of its Subsidiaries has made all filings, and provided all financial assurances and notices, required under any applicable Environmental Law, and has, and is in compliance with, all permits, approvals and authorizations required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, written notice of violation, proceeding, notice or demand letter or written request for information pending or, to the knowledge of the Company, threatened, or, to the knowledge of the Company, investigation threatened or pending, against the Company or any of its Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its Subsidiaries, (E) none of the Company or any of its Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (F) no property or facility of the Company or any of its subsidiaries is (i) listed or, to the best knowledge of the Company, formally proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority, (G) neither the Company nor any of its subsidiaries is conducting, or paying in whole or in part for, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or party to any order, judgment, decree, contract or agreement which obligates it to conduct any such actions nor has any of them assumed by contract or agreement any obligation or liability under any Environmental Law, and (H) there are no past or present operations, occurrences or conditions which could reasonably be expected to prevent or interfere with compliance by the Company or any of its subsidiaries with, or result in liability of any of them under, any Environmental Law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface or subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all applicable federal, provincial, state and local laws or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the Environment or human health (to the extent relating to exposure to Hazardous Materials), including, without limitation, laws relating to (i) Releases or threatened Releases of Hazardous Materials into the Environment, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling or recycling of Hazardous Materials, (iii) facility siting, environmental impact assessment or review, or land use, and (iv) underground and aboveground storage tanks and related piping, and Releases or threatened Releases of Hazardous Materials therefrom. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, constituent, compound or waste, in any form, including without limitation petroleum and petroleum products, subject to regulation or which could give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, emptying, injection, leaching, deposit or disposal of Hazardous Materials into the Environment, or into or out of any building.

(z) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other Hazardous Materials by, due to or caused by the Company or any of its Subsidiaries (or, to the best knowledge of the Company, and other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or may reasonably be expected to be liable) upon any of the property now or previously owned, operated or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a material adverse effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other Hazardous Materials with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a material adverse effect.

(aa) In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates any anticipated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus such associated costs and liabilities would not, individually or in the aggregate, result in a material adverse change.

(bb) Any statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(cc) Neither the Company nor to the Company’s knowledge any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any person acting on its behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and Warrants.

(dd) The Company is not and, after giving effect to the offering and sale of the Shares and Warrants, the receipt of payment for the Shares and Warrants and the application of such proceeds as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee) Semple, Marchal & Cooper, LLP has certified certain of the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus, and are independent registered public accountants as required by the 1933 Act, 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

(ff) None of the employees of the Company or any of its Subsidiaries are represented at the Company by a labor union, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except where such labor disturbance could not reasonably be expected to have a Material Adverse Effect.

(gg) The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and its insurance policies are in amounts and have coverage that are reasonable and customary for persons engaged in such business and having such assets and properties, with the exception of earthquake insurance which neither the Company nor its Subsidiaries maintains; all policies of insurance insuring the Company and each of its Subsidiaries are in full force and effect; the Company and each of its Subsidiaries is in compliance with the terms of such policies and instruments; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that either the Company or any of its Subsidiaries will not be able to renew its existing insurance coverage on materially similar terms as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business at a cost that would not have a Material Adverse Effect.

(hh) The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, except as set forth or contemplated in Registration Statement, the General Disclosure Package and the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except where any such filing or tax is being contested in good faith by the Company or any of its Subsidiaries or where the failure to have filed any such return or paid any such tax could not reasonably be expected to have a Material Adverse Effect.

(ii) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur (other than events as to which the requirement of notice has been waived by the Pension Benefit Guaranty Corporation) with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates (without regard to Code Sections 414(m) and (o)) for which the Company would have any material liability; no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(jj) The Company and each of its Subsidiaries owns, or has valid, binding enforceable and sufficient licenses or other rights to the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its respective business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or otherwise necessary or used in any material respect in connection with the commercialization of the existing products of the Company or any of its Subsidiaries and the products described in the Registration Statement, the General Disclosure Package and the Prospectus as being under development, in each case in the manner and for the uses described therein (collectively, the “Company Intellectual Property”); to the Company’s knowledge, the Company Intellectual Property is valid and enforceable, none of the patents owned or licensed by the Company or any of its Subsidiaries are unenforceable or invalid, and none of the patent applications owned or licensed by the Company or any of its Subsidiaries would be unenforceable or invalid if issued as patents; the Company and each of its Subsidiaries, and to the Company’s knowledge, it patent counsel and the patent counsels for each of its Subsidiaries, have complied with the duty of candor and good faith in dealing with the U.S. Patent and Trademark Office and any similar duties in dealing with similar foreign intellectual property office (collectively, the “Patent Offices”); to the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed (or would infringe) or otherwise violated (or would violate) any intellectual property rights of any third person by conducting its business in the manner in which it is contemplated as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; neither the Company nor any of its Subsidiaries has breached any contract in connection with which any Company Intellectual Property is provided to the Company or any of its Subsidiaries, except for any such breach which could not reasonably be expected to have a Material Adverse Effect; no person has asserted or, to the knowledge of the Company, threatened to assert any claim against, or notified, the Company or any of its Subsidiaries that (A) the Company or any of its Subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its Subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise materially and adversely affects the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course); to the knowledge of the Company, no third party is infringing or otherwise violating any of the Company Intellectual Property.

(kk) Neither the Company nor any Subsidiary of the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary of the Company has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or any Subsidiary of the Company or received or retained funds in violation of any law, rule or regulation.

(ll) The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for such violations which singly, or in the aggregate, could not reasonably be expected have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(nn) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(oo) The Company does not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company giving rise to any such liability), except for liabilities set forth in the financial statements set forth in the Registration Statement.

(pp) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company, any of its Subsidiaries or any of their respective officers or directors is or may become a party or of which any property or assets of the Company or any of its Subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect and the Company is not aware of any circumstance or developments which may give rise to such action, suit or proceeding.

(qq) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries (A) has any lending or other relationship with any bank or lending affiliate of any Underwriter and (B) intends to use any of the proceeds from the sale of the Shares and Warrants hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(rr) The Company and each of its Subsidiaries is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss) All of the directors and executive officers of the Company are listed on Schedule II hereto; and the Company has obtained and delivered to the Underwriters executed copies of a lock-up agreement signed by each of the persons listed on Schedule II hereto, substantially to the effect set forth in Annex II hereof and in form and substance satisfactory to the Representative.

(tt) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(uu) Transactions Affecting Disclosure to FINRA.

(i) Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or, to the Company’s knowledge, any of its stockholders with respect to the sale of the Shares and Warrants hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii) Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: any person (including any FINRA member or any person or entity that has any direct or indirect affiliation or association with any FINRA member) as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, within the 180 day period prior to the date of this Agreement, other than payments to the Underwriters as provided hereunder, in connection with the offering.

(iii) None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv) Except for Ronald L. Miller, Jr. and as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and Olshan Frome Wolosky LLP if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock (or securities convertible into Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(vv) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, by law or regulation or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Share of $1.84 and a purchase price per Warrant of $0.01 (which represents a 7.5% discount from the public offering price) (the “Cash Fee”), the number of Firm Shares and Firm Warrants set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares and/or Optional Warrants as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share and per Warrant set forth in this Section 2, that portion of the number of Optional Shares and Optional Warrants as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares or Optional Warrants, as applicable, by a fraction, the numerator of which is the maximum number of Optional Shares or Optional Warrants, as applicable, which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares or Optional Warrants, as applicable, that all of the Underwriters are entitled to purchase hereunder (the “Over-allotment Option”); provided that the Underwriters may purchase Optional Warrants without purchasing a comparable number of Optional Shares solely to stabilize the price of the Common Stock in the market. Notwithstanding anything herein to the contrary, the aggregate purchase price payable by the Underwriters for the Firm Shares and Firm Warrants pursuant to subclause (a) above, shall be an amount equal to the purchase price per Share multiplied by the number of Firm Shares and the purchase price per Warrant multiplied by the number of Firm Warrants. The Shares and Warrants will be separately transferable immediately upon issuance.

The Over-allotment Option may be exercised only by written notice from the Representative to the Company, given within a period of 45 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares and Optional Warrants to be purchased and the date on which such Optional Shares and Optional Warrants are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten Business Days (as defined below) after the date of such notice.

It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for the Firm Shares, the Firm Warrants, the Optional Shares and the Optional Warrants, if any, which such Underwriter has agreed to purchase. Maxim, not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares, the Firm Warrants, the Optional Shares or the Optional Warrants, if any, to be purchased by any Underwriter whose funds have not been received by Maxim by the relevant Time of Delivery, but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Upon the authorization by the Representative of the release of the Firm Shares and Firm Warrants, the several Underwriters propose to offer the Firm Shares and Firm Warrants for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Shares and Warrants to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight (48) hours prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company, to the Representative at least forty-eight (48) hours in advance. The Company will cause the Warrants and certificates representing the Shares to be made available for checking and packaging at least twenty-four (24) hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares and Firm Warrants, 9:30 a.m., New York City time, on September 24, 2014 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares and Optional Warrants, 9:30 a.m.,

New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares and Optional Warrants, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares and Firm Warrants is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares and Optional Warrants, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and Warrants and any additional documents requested by the Representative pursuant to Section 7 hereof, will be delivered at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 (the “Closing Location”), and the Shares and Warrants will be delivered at the Designated Office, all at such Time of Delivery.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Final Prospectus pursuant to Rule 424(b) under the 1933 Act (without reliance on Rule 424(b)(8)) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus Supplement, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares or Warrants for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, Prospectus Supplement, Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus Supplement, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Shares or Warrants that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares and Warrants for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares and Warrants, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e) Prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time in connection with the offering or sale of the Shares and Warrants (the “Prospectus Delivery Period”) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Representative and upon its request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the Shares or Warrants at any time nine months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(g) During the period beginning on and including the date of the Prospectus and continuing through and including the date that is 180 days after the date of the Prospectus, not to, and not to allow any of the individuals listed on Schedule II hereto to, sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, except as provided in the last sentence of this Section 5(g), any shares of Common Stock, any securities of the Company substantially similar to the Common Stock or any securities convertible into, repayable with, exchangeable or exercisable for, or that represent the right to receive any, shares of Common Stock or any securities of the Company substantially similar to the Common Stock, or publicly announce an intention to do any of the foregoing, without the prior written consent of Maxim; provided, however, that if: (1) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may (1) issue Shares or Warrants to the Underwriters pursuant to this Agreement, (2) issue shares, and options to purchase shares, of Common Stock pursuant to equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, (3) issue shares of Common Stock upon the exercise of stock options that are described in the Registration Statement, the General Disclosure Package and the Prospectus and that are outstanding on the date of this Agreement, (4) issue shares of Common Stock upon the exercise of warrants that are described in the Registration Statement, and (5) issue shares of Common Stock upon the exercise of non-plan stock options that are described in the Registration Statement, the General Disclosure Package and the Prospectus and that are outstanding on the date of this Agreement. In addition, nothing in this Section 5(g) shall prohibit transfers by a stockholder to (A) the spouse or any lineal descendant of such stockholder, (B) any trust for the benefit of such stockholder or the spouse or lineal descendant of such stockholder (or by gift to a charitable organization), (C) the estate of such stockholder, or (D) any affiliate of such stockholder, so long as in each such case, the transferee agrees in writing to the restrictions contained in this Section 5(g).

(h) During a period of three (3) years from the date of this Agreement, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders and such information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission).

(i) To use the net proceeds received by it from the sale of the Shares and Warrants pursuant to this Agreement in the manner specified in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(j) To complete the notification process related to the listing of the Shares and Warrants on The Nasdaq Capital Market.

(k) To comply in all material respects, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder applicable to the Company.

(l) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(m) To advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Shares and Warrants.

(n) If the Company discharges its current PCAOB-qualified independent registered public accounting firm, the Company will retain another firm, nationally recognized in the United States, of PCAOB-qualified independent registered public accountants acceptable to the Representative, which will have responsibility for the preparation of the consolidated financial statements and other financial data and exhibits, if any, to be included in any offering materials, and will continue to engage accountants of comparable quality (as may be determined by the Company’s Board of Directors or audit committee) for a period of at least three (3) years after the First Time of Delivery.

(o) If the Company discharges its current transfer agent and registrar (Continental Stock Transfer & Trust Co.), the Company will retain a transfer agent and registrar for the Company’s common equity reasonably acceptable to the Representative and will continue to retain a competent transfer agent and registrar for a period of three (3) years after the First Time of Delivery.

6.      (a) The Company covenants and agrees with the Underwriters that the Company will pay all fees, disbursements and expenses in connection with the transactions contemplated hereby, including, without limitation: (i) the Company’s legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing and delivering the Registration

Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the Underwriting Agreement and related documents (all in such quantities as Maxim may reasonably require); (iii) preparing and printing stock certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees (including SEC filing fees) and communication expenses relating to the registration of the Shares and Warrants; (vii) FINRA filing fees; (viii) costs and expenses of qualifying the offering under the “blue sky” laws of such states as Maxim may reasonably designate; (ix) the reasonable and documented fees and disbursements of Maxim’s counsel up to a maximum of the greater of (A) $100,000 or (B) 1% of the gross proceeds of the offering; (x) transfer taxes, if any, payable upon the transfer of Shares and Warrants from the Company to the Underwriters; and (xii) the fees and expenses of the transfer agent, warrant agent and/or registrar for the Shares and Warrants. In addition to the expenses detailed in the preceding sentence, the Company also covenants and agrees to reimburse the Representative for all direct third-party travel and other out-of-pocket expenses (“Non-legal Expenses”) to the extent such Non-legal Expenses exceed the $25,000 advance made by the Company; provided, however, that all Non-legal Expenses in the aggregate shall not exceed $55,000. The Company will reimburse the Representative directly out of the closing of the offering. Thus, the aggregate expense reimbursement that the Company shall be obligated to pay (i.e., legal and Non-legal Expenses) shall be the greater of: (i) $155,000 or (ii) 1% of the gross proceeds of the offering, plus $55,000. In the event that this Agreement shall terminate prior to the consummation of the offering, the Representative shall be entitled to the reimbursement of their actual expenses; provided, however, such expenses shall not exceed $50,000, in the aggregate. Non-legal Expenses (excluding the use of Ipreo and NetRoadshow) in excess of $1,500 must be pre-approved by the Company. The Company and the Representative acknowledge that the Company previously paid the Representative $25,000 as an advance to the Representative’s reasonable out-of-pocket expenses actually incurred by the Representative in connection with the offering. In the event that the Representative’s actual out-of-pocket expenses incurred in connection with the offering are less than $25,000, the Representative will reimburse the Company for any excess amount previously paid to the Representative.

(b) The Company agrees that if the issuance and sale of the Firm Shares and Firm Warrants to the Underwriters in accordance with the terms of this Agreement is consummated in an amount of at least $10,000,000, the Representative shall have until December 24, 2015 [15 months after the First Time of Delivery] (the “Tail Period”) the right to participate with at least 25% of the economics in any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during the Tail Period by the Company or any Subsidiary of the Company. The Company and any such Subsidiary will consult the Representative with regard to any such proposed financing and will offer the Representative the opportunity to participate in such public offering or private placement on terms not more favorable to the Company or any such Subsidiary, as the case may be, than it or they can secure elsewhere. If the Representative fails to accept such offer within five (5) business days after the receipt of a written notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the participation right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its participation right with respect to any particular proposal shall not affect its participation rights relative to future proposals. Notwithstanding the foregoing, in the event of an offering closing, should the Company raise capital during the Tail Period on its own behalf with an investor previously introduced by the Representative (who invested in the offering), the Representative shall receive the fee enumerated in Section 6(a) above on any capital raised from such Representative-introduced investor.

7. The obligations of the Underwriters hereunder, as to the Shares and Warrants to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(d)(8)) and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus, the Prospectus Supplement or any Issuer-Represented Free Writing Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) Greenberg Traurig, LLP, counsel for the Company, shall have furnished to the Representative their written opinion and negative assurances letter, dated such Time of Delivery, in form and substance satisfactory to the Representative, to the effect set forth in Annex I hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) At the time of execution of this Agreement, Semple, Marchal & Cooper, LLP shall have furnished to the Representative a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representative, and at each Time of Delivery, Semple, Marchal & Cooper, LLP shall have furnished to the Representative a letter or letters, dated such Time of Delivery, as the case may be, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in a letter or letters furnished at the time of execution of this Agreement.

(d) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the Company’s latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company or any of its Subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representative so material and adverse as to make it impracticable to proceed with the public offering or the delivery of the Shares and Warrants being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. As used in this paragraph, references to the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(e) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on The New York Stock Exchange, The NASDAQ Stock Market or NYSE MKT; (ii) the occurrence of any domestic or international event or act that has materially disrupted, or in the Representative’s reasonable opinion may in the immediate future materially disrupt, general securities markets in the United States; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or any other calamity or crisis, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Representative makes it impracticable to proceed with the public offering or the delivery of the Shares and Warrants being delivered at such Time of Delivery on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(f) The Shares shall have been listed on The Nasdaq Capital Market and the Company shall have delivered to the Representative confirmation from The Nasdaq Capital Market that its review has been completed.

(g) The Shares and shares of Common Stock issuable upon exercise of the Warrants shall be DTC eligible.

(h) Prior to the execution and delivery of this Agreement, the Company has obtained and delivered to the Underwriters executed lock-up agreements from each of the persons listed on Schedule II hereto, substantially to the effect set forth in Annex II hereof, in form and substance satisfactory to the Representative.

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement.

(j) The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section 7 and as to such other matters as the

Representative may reasonably request. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

(k) At the Time of Delivery, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Time of Delivery, certifying: (i) that the Articles of Incorporation and the By-laws of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission with regard to the Registration Statement; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(l) At the Time of Delivery, the Representative shall have received certificates of good standing (i) with respect to the Company, from the State of Nevada, (ii) with respect to Earth911, Inc. and CleanUp.org, Inc., from the State of Delaware, and (iii) with respect to Youchange, Inc., from the State of Arizona. In addition, at the Time of Delivery, the Representative shall have received with respect to each of Quest Resource Management Group, LLC, Global Alerts, LLC, Sustainable Management, LLC and Landfill Diversion Innovations, LLC, a copy of its operating agreement, certified by an officer of the Company, as being the operating agreement in effect as of the Time of Delivery.

(m) At the First Time of Delivery, the Convertible Secured Promissory Notes, dated July 16, 2013, in the aggregate principal amount of $22,000,000, issued by the Company to Brian S. Dick and Jeffrey D. Forte shall have been repaid in full and cancelled through (i) the payment to the noteholders of $11,000,000 in cash from the net proceeds received by the Company from the sale of the Shares and Warrants and (ii) the conversion by the noteholders of the remaining outstanding principal amount and any accrued but unpaid interest of the notes into shares of Common Stock at a price of $2.00 per share.

(n) To the extent that the Company on the advice of its counsel determines that the provisions of the State of Nevada Revised Statutes 78.378 to 78.3793, inclusive, apply to the sale of the Shares and Warrants, the Company shall amend, on or before the Time of Delivery, its By-laws such that the provisions of the State of Nevada Revised Statutes 78.378 to 78.3793, inclusive, shall not apply to the sale of the Shares and Warrants.

8.      (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the 1933 Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the 1933 Act Regulations, the General Disclosure Package, the

Prospectus or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto (including any documents filed under the 1934 Act and deemed to be incorporated by reference into the Prospectus), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law and in each case will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (iv) in any and all respects, registration rights granted by the Company in connection with prior securities offerings by the Company; provided, however, that the Company shall only be obligated to reimburse the Underwriter for the cost and expense of one counsel (in addition to one local counsel) and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the General Disclosure Package, any Prospectus, the Registration Statement or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein: (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the General Disclosure Package, the Prospectus, the Registration Statement or any individual Issuer-Represented Limited Use Free Writing Prospectus or any amendment or supplement thereto, are (i) the second sentence of the fourth paragraph pertaining to the concession figures appearing in the Prospectus in the section entitled “Underwriting” and (ii) the tenth through, and including, the fifteenth paragraphs in the section entitled “Underwriting” in the Prospectus relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and, if applicable, penalty bids in which the Underwriters may engage (collectively, the “Underwriters’ Information”).

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each director of the Company, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, any Prospectus, the Registration Statement or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such General Disclosure Package, any Prospectus, the Registration Statement or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement thereto, in reliance upon and in conformity with the Underwriters’ Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares and Warrants. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares and Warrants underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the several obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

9.      (a) If any Underwriter shall default in its obligation to purchase the Shares and Warrants which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in its discretion arrange for it or another party or other parties to purchase such Shares and Warrants on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Shares and Warrants, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares and Warrants on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Shares and Warrants, or the Company notifies the Representative that it has so arranged for the purchase of such Shares and Warrants, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this

Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares and Warrants.

(b) If, after giving effect to any arrangements for the purchase of the Shares and Warrants of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares and Warrants which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares and Warrants to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares and Warrants which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares and Warrants which such Underwriter agreed to purchase hereunder) of the Shares and Warrants of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares and Warrants of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in Section 9(a) hereof, the aggregate number of such Shares and Warrants which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares and Warrants to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Shares and Warrants of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution and other agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares and Warrants.

11. If this Agreement is terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares or Warrants are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses, including documented fees and disbursements of counsel, actually incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares and

Warrants not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 6 and 8 hereof.

12. The Company acknowledges and agrees that:

(a) in connection with the sale of the Shares and Warrants, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement;

(b) the price of the Shares and Warrants set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts the terms, risks and conditions of, the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees, depositors or creditors of the Company.

13. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at 405 Lexington Avenue, New York, New York 10174, Attention: James Siegel, Esq., General Counsel, with a copy to Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Spencer G. Feldman, Esq.; and if to the Company shall be delivered or sent by mail to the Company at 6175 Main Street, Suite 420, Frisco, Texas 75034, Attention: Mr. Brian S. Dick, President and Chief Executive Officer, with a copy to Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona 85016, Attention: Robert S. Kant, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address to be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares or Warrants from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

[signature page follows]

Very truly yours,

QUEST RESOURCE HOLDING CORPORATION

By:	/s/ Brian Dick
	Name:	Brian Dick
	Title:	CEO

Accepted as of the date hereof:

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
	Name:	Clifford A. Teller
	Title:	Executive Managing Director, Investment Banking

SCHEDULE I

Underwriters

Underwriter	Total Number of Firm Shares to be Purchased	Total Number of Firm Warrants to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised	Number of Optional Warrants to be Purchased if Maximum Option Exercised
Maxim Group LLC	9,000,000	9,000,000	700,000	700,000

SCHEDULE II

Officers and Directors

Directors:

Mitchell A. Saltz

Brian S. Dick

T. Jeffrey Cheney, Jr.

Jeffrey D. Forte

Michael F. Golden

Ronald L. Miller, Jr.

Barry M. Monheit

I. Marie Wadecki

Officers:

Brian S. Dick

Laurie L. Latham

T. Jeffrey Cheney, Jr.

SCHEDULE III

Issuer-Represented General Use Free Writing Prospectus

None

SCHEDULE IV

List of Subsidiaries

Name	State of Organization	Parent Company

Earth911, Inc.	Delaware	Quest Resource Holding Corporation

Youchange, Inc.	Arizona	Quest Resource Holding Corporation

Quest Resource Management Group, LLC	Delaware	Earth911, Inc.

Global Alerts, LLC	Delaware	Earth911, Inc.

Sustainable Resources Management, LLC	Delaware	Earth911, Inc.

CleanUp.org, Inc.	Delaware	Earth911, Inc.

Landfill Diversion Innovations, LLC	Delaware	Quest Resource Management Group, LLC

ANNEX I

Opinion of Company Counsel

(1) The Company is incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Warrants.

(2) The Company’s authorized capital consists of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

(3) The Shares and Warrants to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be duly and validly issued and fully paid and nonassessable and will conform to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of such Shares and Warrants is not subject to any preemptive or similar rights.

(4) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Company has all the requisite corporate power and authority to enter into the Underwriting Agreement and Warrants and to perform their obligations thereunder.

(5) The issue and sale of the Shares and Warrants to be sold by the Company pursuant to the Underwriting Agreement, the execution of the Underwriting Agreement and the Warrants by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, the Warrants and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, included as an exhibit to the Registration Statement or as an exhibit to any other registration statement or report filed by the Company with the Commission, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares and Warrants to be sold by the Company to the Underwriters pursuant to the Underwriting Agreement or the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Warrants, except the registration under the Securities Act of the Shares and Warrants and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares and Warrants by the Underwriters, as to which we express no opinion.

(6) Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, to our knowledge, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by the Underwriting Agreement and the Warrants, or which are required to be described in the Registration Statement, the Disclosure Package and the Prospectus; and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(7) The Company is not and, after giving effect to the offering and sale of the Shares and Warrants as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940.

(8) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; and no stop order suspending the effectiveness or use of the Registration Statement, the Disclosure Package and the Prospectus has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to our knowledge, threatened by the Commission.

(9) To our knowledge, there are no statutes or regulations that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus that are not described as required.

(10) A notification with respect to the listing of the Shares on The NASDAQ Capital Market has been duly filed with and approved by NASDAQ.

(11) The Registration Statement, the Disclosure Package and the Prospectus and any further amendments and supplements thereto made by the Company (other than the financial statements, related schedules and other financial data therein, as to which we do not express an opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and we do not know of any amendment to the Registration Statement, the Disclosure Package and the Prospectus required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration

Statement or required to be described in the Registration Statement, the Disclosure Package and the Prospectus which are not filed or described as required.

(12) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, or any further amendment or supplement thereto made by the Company (other than the financial statements and related schedules therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(13) To our knowledge, other than in connection with the Company’s April 2014 private placement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to shares of Common Stock or other securities to include such shares of Common Stock or other securities as part of the offering contemplated hereby.

In addition, although we are not passing upon and do not assume any responsibility for nor have they independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have participated in conferences with representatives and counsel of the Representatives and with certain officers and employees of, and counsel and independent certified public accountants for, the Company, at which conferences the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and we advise the Underwriters that nothing has come to our attention that would lead us to believe that:

•	as of its effective date, the Registration Statement (other than the financial statements, related schedules and other financial data therein, as to which we do express no opinion), contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading,

•	as of the Applicable Time, the Disclosure Package (other than the financial statements, related schedules and other financial data therein, as to which express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

•	as of its date or as of the applicable Time of Delivery, the Prospectus (other than the financial statements, related schedules and other financial data therein, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in, incorporated by reference in, or omitted from, the Registration Statement, the Disclosure Package or the Prospectus, and we do not express any view or belief with respect to the financial statements and the related notes thereto or financial schedules or other financial, statistical or accounting data or information or assessments of or reports on the effectiveness of internal control over financial reporting included in, incorporated by reference in, or omitted from, the Registration Statement, the Disclosure Package or the Prospectus.

The purpose of our engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus.

ANNEX II

Form of Lock-Up Agreement

September     , 2014

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Ladies and Gentlemen:

The undersigned understands that Maxim Group LLC (“Maxim” or the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Quest Resource Holding Corporation, a Nevada corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of Shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

To induce the underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Maxim, he or she will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (the “Lock-Up Period”), sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock , or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether any such transaction described above is to be settled by delivery of shares of Common Stock, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock to (i) the spouse or any lineal descendant of the undersigned, (ii) any trust for the benefit of the undersigned or the spouse or lineal descendant of the undersigned (or by gift to a charitable organization), (iii) the estate of the undersigned, or (iv) any affiliate of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement or (c) the exercise by the undersigned of the options to purchase shares of Common Stock held by the undersigned and set forth on Schedule A hereto, which options are expiring during the Lock-Up Period, and the subsequent disposition of shares of Common Stock solely to the extent required to satisfy the undersigned’s tax withholding obligations in connection with the exercise of such options (such shares of Common Stock shall be referred to herein as “Permitted Disposition Shares”); provided, however, that in no event shall the undersigned be permitted to sell more than 20% of such Permitted Disposition Shares on any trading day. In addition, the undersigned agrees that, without the prior written consent of Maxim, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If (a) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Maxim waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock; provided that the undersigned does not transfer the shares of Common Stock acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

Name:

SCHEDULE A

Name	Number of Options